Exhibit 32.1

     In connection with the Annual Report of P.F. Chang’s on Form 10-K for the year ended December 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Rick L. Federico, Chief Executive Officer of P.F. Chang’s China Bistro, Inc. (the “Registrant”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ RICHARD L. FEDERICO

Chairman and Chief Executive Officer
March 15, 2004